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                                                   EXHIBIT 11.1


                                      PROFESSIONAL VETERINARY PRODUCTS, LTD.

                                  Statement re Computation of Per Share Earnings

         The following table sets forth the computation of basic earnings per share:

--------------------------------------- -------------------- -------------------- --------------------- --------------------
                                            July 31, 1998        July 31, 1997        April 30, 1999        April 30, 1998
--------------------------------------- -------------------- -------------------- --------------------- --------------------
Numerator:
  Net income                                        101,543               46,030               591,282              919,225
--------------------------------------- -------------------- -------------------- --------------------- --------------------
Denominator:
  Basic common shares
  outstanding                                         1,048                  966                 1,118                1,020
--------------------------------------- -------------------- -------------------- --------------------- --------------------
Basic earnings per share                              96.89                47.65                528.87               901.20
--------------------------------------- -------------------- -------------------- --------------------- --------------------